AGREEMENT AND PLAN OF REORGANIZATION

   THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of this 19th day of January, 2005, by and between Franklin Floating Rate Trust ("Floating Rate Trust"), a Delaware statutory trust with its principal place of business at One Franklin Parkway, San Mateo, California 94403, and Franklin Investors Securities Trust ("FIST"), a Massachusetts business trust with its principal place of business at One Franklin Parkway, San Mateo, California 94403, on behalf of its series, Franklin Floating Rate Daily Access Fund ("Daily Access Fund").

                            PLAN OF REORGANIZATION

   The reorganization (hereinafter referred to as the "Reorganization") will consist of (i) the acquisition by Daily Access Fund of substantially all of the property, assets and goodwill of Floating Rate Trust in exchange solely for full and fractional shares of beneficial interest, par value $0.01 per share, of Daily Access Fund--Class A ("Daily Access Fund Class A Shares"); (ii) the distribution of Daily Access Fund Class A Shares to the holders of shares of beneficial interest, par value $0.01 per share, of Floating Rate Trust ("Floating Rate Trust Shares"), according to their respective interests in Floating Rate Trust in complete liquidation of Floating Rate Trust; and (iii) the dissolution of Floating Rate Trust as soon as is practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement hereinafter set forth.

                                   AGREEMENT

   In order to consummate the Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. Sale and Transfer of Assets, Liquidation and Dissolution of Floating Rate Trust.

     (a) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of FIST, on behalf of Daily Access Fund, herein contained, and in consideration of the delivery by FIST, on behalf of Daily Access Fund, of the number of Daily Access Fund Class A Shares hereinafter provided, Floating Rate Trust agrees that it will convey, transfer and deliver to FIST, on behalf of Daily Access Fund, at the Closing all of Floating Rate Trust's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay the costs and expenses of carrying out this Agreement (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on Floating Rate Trust's books as liability reserves; (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and (iii) pay such contingent liabilities as the Board of Trustees of Floating Rate Trust shall reasonably deem to exist against Floating Rate Trust, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on Floating Rate Trust's books (hereinafter "Net Assets"). Floating Rate Trust shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date. Neither FIST nor Daily Access Fund will assume any liabilities of Floating Rate Trust, whether absolute or contingent.

   (b) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of Floating Rate Trust herein contained, and in consideration of such sale, conveyance, transfer, and delivery, FIST, on behalf of Daily Access Fund, agrees at the Closing to deliver to Floating Rate Trust the number of Daily Access Fund Class A Shares, determined by dividing the net asset value per share of the Floating Rate Trust Shares by the net asset value per share of Daily Access Fund Class A Shares, and multiplying the result thereof by the number of outstanding Floating Rate Trust Shares, all as of 1:00 p.m., Pacific time, on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

   (c) Immediately following the Closing, Floating Rate Trust shall distribute pro rata to its shareholders of record as of the close of business on the Closing Date, Daily Access Fund Class A Shares received by Floating Rate Trust pursuant to this Section 1. Such distribution shall be accomplished by the establishment of accounts on the share records of Daily Access Fund of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Daily Access Fund Class A Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of Floating Rate Fund shall be entitled to surrender the same to the transfer agent for Daily Access Fund in exchange for the number of Daily Access Fund Class A Shares into which the Floating Rate Trust Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Daily Access Fund Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of Floating Rate Trust shall be deemed for all Daily Access Fund's purposes to evidence ownership of the number of Daily Access Fund Class A Shares into which the Floating Rate Trust Shares (which prior to the Closing were represented thereby) have been converted.

2. VALUATION.

   (a) The value of Floating Rate Trust's Net Assets to be acquired by FIST, on behalf of Daily Access Fund, hereunder shall in each case be computed as of 1:00 p.m., Pacific time, on the Closing Date using the valuation procedures set forth in Floating Rate Trust's currently effective prospectus.

   (b) The net asset value of Floating Rate Trust Shares shall be determined as of 1:00 p.m., Pacific time, on the Closing Date using the valuation procedures set forth in Floating Rate Trust's currently effective prospectus.

   (c) The net asset value of Daily Access Fund Class A Shares shall be determined as of 1:00 p.m., Pacific time, on the Closing Date using the valuation procedures set forth in Daily Access Fund's currently effective prospectus.

3. CLOSING AND CLOSING DATE.

   The Closing Date shall be June 2, 2005, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of FIST at 2:00 p.m., Pacific time, on the Closing Date. Floating Rate Trust shall have provided for delivery as of the Closing those Net Assets of Floating Rate Trust to be transferred to the account of Daily Access Fund's custodian, Bank of New York, Mutual Funds Division, 100 Church Street, New York, New York 10286. Also, Floating Rate Trust shall deliver at the Closing a list of names and addresses of the shareholders of record of its Floating Rate Trust Shares and the number of full and fractional Floating Rate Trust Shares owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 1:00 p.m., Pacific time, on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. FIST, on behalf of Daily Access Fund, shall provide evidence satisfactory to Floating Rate Trust that the Daily Access Fund Class A Shares to be delivered to the account of Floating Rate Trust hereunder has been registered in an account on the books of Daily Access Fund in such manner as the officers of Floating Rate Trust may request.

4. REPRESENTATIONS AND WARRANTIES BY FIST, ON BEHALF OF DAILY ACCESS FUND.

     FIST, on behalf of Daily Access Fund, represents and warrants to Floating Rate Trust that:

     (a) Daily Access Fund is a series of FIST, a business trust created under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated December 16, 1986, and validly exists under the laws of that Commonwealth. FIST is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company, and all of the Daily Access Fund Class A Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital as required by the 1940 Act.

     (b) FIST is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights, and currently issues shares of eight series, including Daily Access Fund. Daily Access Fund is further divided into four classes of shares and an unlimited number of shares of beneficial interest, par value $0.01 per share, has been allocated and designated to each of these classes of shares.

     (c)  The  financial   statements  appearing  in  FIST's  Annual  Report  to
Shareholders for the fiscal year ended October 31, 2004, audited by PricewaterhouseCoopers LLP, including the financial statements for Daily Access Fund for the fiscal year then ended, copies of which have been delivered to Floating Rate Trust, fairly present the financial position of Daily Access Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     (d) The books and records of Daily Access Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Daily Access Fund.

     (e) FIST has the necessary power and authority to conduct Daily Access Fund's business as such business is now being conducted.

     (f) FIST, on behalf of Daily Access Fund, is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended to date ("Declaration of Trust"), or By-laws, as amended to date ("By-laws"), or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Agreement.

     (g) Daily Access Fund has elected to be treated as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), Daily Access Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by this Agreement will not cause it to fail to be qualified as a RIC as of the Closing Date.

     (h) Daily Access Fund is not under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (i)  Daily   Access   Fund  does  not  have  any   unamortized   or  unpaid
organizational fees or expenses.

5. REPRESENTATIONS AND WARRANTIES BY FLOATING RATE TRUST.

     Floating Rate Trust represents and warrants to FIST, on behalf of Daily Access Fund, that:

     (a) Floating Rate Trust is a statutory trust created under the laws of the State of Delaware pursuant to an Agreement and Declaration of Trust dated May 13, 1997, and validly exists under the laws of that State. Floating Rate Trust is duly registered under the 1940 Act as a closed-end, management investment company and all of the Floating Rate Trust Shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

     (b) Floating Rate Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, without class designation, each outstanding share of which is fully paid, nonassessable, and has full voting rights.

     (c) The financial statements appearing in Floating Rate Trust's Annual Report to Shareholders for the fiscal year ended July 31, 2004, audited by PricewaterhouseCoopers, LLP, copies of which have been delivered to FIST, on behalf of Daily Access Fund, fairly present the financial position of Floating Rate Trust as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     (d) The books and records of Floating Rate Trust accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Floating Rate Trust.

     (e) Floating Rate Trust has the necessary power and authority to conduct its business as such business is now being conducted.

     (f) Floating Rate Trust is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended to date, or By-laws, as amended to date, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Agreement.

     (g) Floating Rate Trust has elected to be treated as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, Floating Rate
Trust is a "fund" as defined in Section 851(g)(2) of the Code, Floating Rate Trust has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by this Agreement will not cause it to fail to be qualified as a RIC as of the Closing Date.

     (h) Floating Rate Trust is not under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (i)  Floating  Rate  Trust  does  not  have  any   unamortized   or  unpaid
organization fees or expenses.

6. REPRESENTATIONS AND WARRANTIES BY FLOATING RATE TRUST AND FIST.

     Floating Rate Trust and FIST, on behalf of Daily Access Fund, each represents and warrants to the other that:

     (a) The statement of assets and liabilities to be furnished by it as of 1:00 p.m., Pacific time, on the Closing Date for the purpose of determining the number of Daily Access Fund Class A Shares to be issued pursuant to Section 1 of this Agreement, will accurately reflect each such party's Net Assets and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

     (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in (a) above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (c) Except as disclosed in its currently effective prospectus, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against it. Neither FIST, on behalf of Daily Access Fund, nor Floating Rate Trust is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects Daily Access Fund or Floating Rate Trust's business or their ability to consummate the transactions herein contemplated.

     (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

     (e) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action of its Board of Trustees, and this Agreement, subject to the approval of Floating Rate Trust's shareholders, constitutes a valid and binding obligation enforceable in accordance with its terms.

     (f) It anticipates that consummation of this Agreement will not cause Floating Rate Trust or FIST, with respect to Daily Access Fund, to fail to conform to the requirements of Subchapter M of the Code for federal income taxation qualification as a RIC at the end of its fiscal year.

     (g) It has the necessary power and authority to conduct its business, as such business is now being conducted.

7. COVENANTS OF FLOATING RATE TRUST AND FIST, ON BEHALF OF DAILY ACCESS FUND.

     (a) FIST, on behalf of Daily Access Fund, and Floating Rate Trust each covenant to operate their respective businesses as presently conducted between the dates hereof and the Closing.

     (b) Floating Rate Trust undertakes that it will not acquire Daily Access Fund Class A Shares for the purpose of making distributions thereof to anyone other than Floating Rate Trust's shareholders.

     (c) Floating Rate Trust undertakes that, if this Agreement is consummated, it will liquidate and dissolve.

     (d) Floating Rate Trust and FIST, on behalf of Daily Access Fund, each agree that, by the Closing, all of their federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

     (e) At the Closing, Floating Rate Trust will provide Daily Access Fund a copy of the shareholder ledger accounts, certified by Floating Rate Trust's transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of Floating Rate Trust Shares as of 1:00 p.m., Pacific time, on the Closing Date who are to become shareholders of Daily Access Fund as a result of the transfer of assets that is the subject of this Agreement.

     (f) The Board of Trustees of Floating Rate Trust shall call and Floating Rate Trust shall hold, a meeting of Floating Rate Trust's shareholders to consider and vote upon this Agreement (the "Shareholders' Meeting") and Floating Rate Trust shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein. Floating Rate Trust agrees to mail to each shareholder of record entitled to vote at the Shareholders' Meeting at which action on this Agreement is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus/Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

     (g) FIST, on behalf of Daily Access Fund, will file with the U.S. Securities and Exchange Commission a registration statement on Form N-14 under the 1933 Act relating to Daily Access Fund Class A Shares issuable hereunder ("Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as is practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the Shareholders' Meeting, and on the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8. CONDITIONS PRECEDENT TO BE FULFILLED BY FLOATING RATE TRUST AND FIST, ON BEHALF OF DAILY ACCESS FUND.

     The consummation of this Agreement and the Reorganization contemplated hereunder shall be subject to the following respective conditions:

     (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Agreement to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President or any Vice President and by the Secretary or any Assistant Secretary or equivalent officer to the foregoing effect.

     (b) That each party shall have delivered to the other party a copy of the resolutions approving this Agreement adopted and approved by the appropriate action of its Board of Trustees, certified by its Secretary or equivalent officer of such Fund.

     (c) That the U.S. Securities and Exchange Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

     (d) That this Agreement and the Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of Floating Rate Trust at a meeting of shareholders or any adjournment thereof.

     (e) That a distribution or distributions shall have been declared for Floating Rate Trust prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 1:00 p.m., Pacific time, on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(9) of the Code.

     (f) That there shall be delivered to Floating Rate Trust, and FIST, on behalf of Daily Access Fund, an opinion from Stradley, Ronon, Stevens & Young, LLP, counsel to Floating Rate Trust and FIST, to the effect that, provided the Reorganization contemplated hereby is carried out in accordance with this Agreement, the laws of the State of Delaware and the laws of the Commonwealth of Massachusetts and based upon certificates of the officers of Floating Rate Trust and FIST, on behalf of Daily Access Fund, with regard to matters of fact:

        (1) The acquisition by Daily Access Fund of substantially all the assets of Floating Rate Trust as provided for herein in exchange for Daily Access Fund Class A Shares followed by the distribution by Floating Rate Trust to its shareholders of Daily Access Fund Class A Shares in complete liquidation of Floating Rate Trust will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Floating Rate Trust and Daily Access Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

        (2) No gain or loss will be recognized by Floating Rate Trust upon the transfer of substantially all of its assets to Daily Access Fund in exchange solely for voting shares of Daily Access Fund (Sections 361(a) and 357(a) of the Code);

         (3) No gain or loss will be recognized by Daily Access Fund upon the receipt by it of substantially all of the assets of Floating Rate Trust in exchange solely for voting shares of Daily Access Fund (Section 1032(a) of the Code);

         (4) No gain or loss will be recognized by Floating Rate Trust upon the distribution of Daily Access Fund Class A Shares to its shareholders in liquidation of Floating Rate Trust (in pursuance of the Reorganization) (Section 361(c)(1) of the Code);

         (5) The basis of the assets of Floating Rate Trust received by Daily Access Fund will be the same as the basis of such assets to Floating Rate
      Trust immediately prior to the exchange (Section 362(b) of the Code);

        (6) The holding period of the assets of Floating Rate Trust received by Daily Access Fund will include the period during which such assets were held by Floating Rate Trust (Section 1223(2) of the Code);

        (7) No gain or loss will be recognized by the shareholders of Floating Rate Trust upon the exchange of their shares in Floating Rate Trust for voting shares of Daily Access Fund, including fractional shares to which they may be entitled (Section 354(a) of the Code);

         (8) The basis of Daily Access Fund Class A Shares received by the shareholders of Floating Rate Trust shall be the same as the basis of the Floating Rate Trust Shares exchanged therefor (Section 358(a)(1) of the
     Code);

         (9) The holding period of Daily Access Fund Class A Shares received by shareholders of Floating Rate Trust (including fractional shares to which they may be entitled) will include the holding period of the Floating Rate Trust Shares surrendered in exchange therefor, provided that the Floating Rate Trust Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

         (10) Daily Access Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury Regulations")) the items of Floating Rate Trust described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     (g) That there shall be delivered to FIST, on behalf of Daily Access Fund, an opinion in form and substance satisfactory to it from Stradley, Ronon, Stevens & Young, LLP, counsel to Floating Rate Trust, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

        (1) Floating Rate Trust is a statutory trust organized under the laws of the State of Delaware, and is a validly existing statutory trust and in good standing under the laws of that State;

        (2) Floating Rate Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share;

        (3) Floating Rate Trust is a closed-end investment company of the management type registered as such under the 1940 Act;

        (4) Except as disclosed in Floating Rate Trust's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Floating Rate Trust, the unfavorable outcome of which would materially and adversely affect Floating Rate Trust;

         (5) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of Floating Rate Trust; and

        (6) Neither the execution, delivery, nor performance of this Agreement by Floating Rate Trust, violates any provision of its Agreement and Declaration of Trust or By-laws, as amended to date, or the provisions of any agreement or other instrument known to such counsel to which Floating Rate Trust is a party or by which Floating Rate Trust is otherwise bound; and this Agreement is the legal, valid and binding obligation of Floating Rate Trust and is enforceable against Floating Rate Trust in accordance with its terms.

     In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Floating Rate Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Floating Rate Trust.

     (h) That there shall be delivered to Floating Rate Trust an opinion in form and substance satisfactory to it from Stradley, Ronon, Stevens & Young, LLP, counsel to FIST, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

        (1) FIST is a business trust organized under the laws of the Commonwealth of Massachusetts, and is a validly existing business trust and in good standing under the laws of that Commonwealth;

         (2) FIST is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share. Four (4) classes of shares of Daily Access Fund have been designated as Daily Access Fund Class A Shares, Daily Access Fund Class B Shares, Daily Access Fund Class C Shares, and Daily Access Fund Advisor Class Shares, and an unlimited number of shares of beneficial interest of Daily Access Fund has been allocated to each class of shares;

        (3) FIST is an open-end investment company of the management type registered as such under the 1940 Act;

        (4) Except as disclosed in Daily Access Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Daily Access Fund, the unfavorable outcome of which would materially and adversely affect Daily Access Fund;

        (5) Daily Access Fund Class A Shares to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued and delivered as provided in this Agreement and the Registration Statement, will have been validly issued and fully paid and will be non-assessable by FIST, on behalf of Daily Access Fund;

        (6) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of FIST, on behalf of Daily Access Fund;

        (7) Neither the execution, delivery, nor performance of this Agreement by FIST, on behalf of Daily Access Fund, violates any provision of its Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which FIST, on behalf of Daily Access Fund, is a party or by which FIST, on behalf of Daily Access Fund, is otherwise bound; and this Agreement is the legal, valid and binding obligation of FIST, on behalf of Daily Access Fund, and is enforceable against FIST, on behalf of Daily Access Fund, in accordance with its terms; and

        (8) The registration statement of FIST, with respect to Daily Access Fund, of which the prospectus dated March 1, 2005, as supplemented to date (the "Prospectus"), is effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Prospectus became effective or at the Closing, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

     In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of FIST with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of FIST.

     (i) That Floating Rate Trust shall have received a certificate from the President or any Vice President and Secretary or any Assistant Secretary of FIST to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective, at the date of the signing of this Agreement, and at the Closing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (j) That FIST's Registration Statement with respect to Daily Access Fund Class A Shares to be delivered to Floating Rate Trust's shareholders in accordance with this Agreement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement, thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

     (k) That Daily Access Fund Class A Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Daily Access Fund Class A Shares lawfully to be delivered to each holder of Floating Rate Trust Shares.

     (1) That, at the Closing, there shall be transferred to FIST, on behalf of Daily Access Fund, aggregate Net Assets of Floating Rate Trust comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Floating Rate Trust on the Closing Date.

     (m) That there be delivered to FIST, on behalf of Daily Access Fund, information concerning the tax basis of Floating Rate Trust in all securities transferred to FIST, on behalf of Daily Access Fund, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of Floating Rate Trust as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with Floating Rate Trust respect to each shareholder.

9. BROKERAGE FEES AND EXPENSES.

     (a) FIST, on behalf of Daily Access Fund, and Floating Rate Trust each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

     (b) The expenses of entering into and carrying out the provisions of this Agreement shall be borne one-quarter by Daily Access Fund, one-quarter by Floating Rate Trust, and one-half by Franklin Advisers, Inc.

10. TERMINATION; POSTPONEMENT; WAIVER; ORDER.

     (a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of Floating Rate Trust) prior to the Closing, or the Closing may be postponed as follows:

     (1) by mutual consent of FIST, on behalf of Daily Access Fund, and of Floating Rate Trust;

     (2) by FIST, on behalf of Daily Access Fund, if any conditions of its obligations set forth in Section 8 have not been fulfilled or waived; or

     (3) by Floating Rate Trust if any conditions of its obligations set forth in Section 8 have not been fulfilled or waived.

     An election by FIST or Floating Rate Trust to terminate this Agreement and to abandon the Reorganization shall be exercised respectively, by the Board of Trustees of FIST or the Board of Trustees of Floating Rate Trust.

     (b) If the transactions contemplated by this Agreement have not been consummated by December 31, 2005, this Agreement shall automatically terminate on that date, unless a later date is agreed to by both FIST and Floating Rate Trust.

     (c) In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and neither Floating Rate Trust nor FIST nor their trustees, officers, or agents or the shareholders of Floating Rate Trust or Daily Access Fund shall have any liability in respect of this Agreement, but all expenses incidental to the preparation and carrying out of this Agreement shall be paid as provided in
Section 9(b) hereof.

     (d) At any tine prior to the Closing, any of the terms or conditions of this Agreement may be waived by the party who is entitled to the benefit thereof by action taken by that party's Board of Trustees if, in the judgment of such Board, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to its shareholders, on behalf of whom such action is taken.

     (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Reorganization on the Closing Date, and neither Floating Rate Trust nor FIST, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, trustee, agent or shareholder of Floating Rate Trust or FIST against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

     (f) If any order or orders of the U.S. Securities and Exchange Commission with respect to this Agreement shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of FIST, on behalf of Daily Access Fund, and the Board of Trustees of Floating Rate Trust to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of Floating Rate Trust, unless such terms and conditions shall result in a change in the method of computing the number of Daily Access Fund Class A Shares to be issued to Floating Rate Trust. In which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of Floating Rate Trust prior to the Shareholders Meeting at which the transactions contemplated by this Agreement shall have been approved, this Agreement shall not be consummated and shall terminate unless Floating Rate Trust shall promptly call a meeting of the shareholders of Floating Rate Trust at which such conditions so imposed shall be submitted for approval.

     (g) It is acknowledged that the Declaration of Trust of FIST is on file with the Secretary of The Commonwealth of Massachusetts and that this Agreement is executed on behalf of FIST by the undersigned as officers and not individually and that the obligations of this Agreement are not binding upon any of them, the Trustees or the shareholders of FIST individually but are binding only upon the assets and property belonging to Daily Access Fund for the benefit of which the Trustees have caused this Agreement to be made.

11. ENTIRE AGREEMENT AND AMENDMENTS.

     This Agreement embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by this Agreement other than those set forth herein or herein provided for. This Agreement may be amended only by mutual consent of the parties in writing. Neither this Agreement nor any interest herein may be assigned without the prior written consent of the other party.

12. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

 13. NOTICES.

     Any notice, report, or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the appropriate Fund, at One Franklin Parkway, San Mateo, California 94403, Attention:
Secretary.

14. GOVERNING LAW.

     This Agreement shall be governed by and carried out in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, FIST, on behalf of Daily Access Fund, and Floating Rate Trust have each caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.


                                         FRANKLIN INVESTORS SECURITIES
                                         TRUST, on behalf ofFRANKLIN
                                         FLOATING RATE DAILY ACCESS FUND

Attest:

/s/ MURRAY L. SIMPSON                    By:/s/DAVID P. GOSS
-----------------------------               -----------------------------
Murray L. Simpson                           David P. Goss
Vice President and Secretary                Vice President


                                         FRANKLIN FLOATING RATE TRUST
Attest:

/s/ MURRAY L. SIMPSON                    By:/s/DAVID P. GOSS
-----------------------------               -----------------------------
Murray L. Simpson                           David P. Goss
Vice President and Secretary                Vice President